EXHIBIT 23.1

CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption “Experts” and to use of our report dated March 10, 2003 (except for the 6th paragraph of Note 1 and the 3rd and 5th paragraph of Note 3 as to which the date is March 12, 2004), in Post-Effective Amendment No. 1 to the Registration Statement (Form S-1, No. 333-111988) and related Prospectus of IMPCO Technologies, Inc. for the Registration of 1,500,000 shares of its common stock.

/s/    Ernst & Young LLP

Los Angeles, California

March 26, 2004